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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements, as amended, pertaining to the Long Term Incentive Plan (Form S-8, No. 33-5297), Medium-Term Notes Series A (Form S-3, No. 33-54006), Common Stock Warrants (Form S-3, No. 33-54749), Folksamerica Holding Company 401(K) Savings and Investment Plan (Form S-8, No. 333-82563), the Executive Bonus Plan (Form S-8, No. 333-89381), the Deferred Benefit Plan (Form S-8, No. 333-89383), the Directors' Retirement Benefit Plan (Form S-8, No. 333- 89385) and the Voluntary Deferred Compensation Plan (Form S-8, No. 333-89387) of White Mountains Insurance Group, Ltd. of our report dated February 15, 2000, except for Note 17, which is as of March 14, 2000, relating to the 1999 financial statements and financial statement schedules, which appears in this Form 10-K.

                                                      /s/ PricewaterhouseCoopers

Hamilton, Bermuda
March 27, 2000